As filed with the Securities and Exchange Commission on February 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
POLYONE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1730488
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
33587 Walker Road, Avon Lake, Ohio 44012
(Address of Principal Executive Offices Including Zip Code)
POLYONE RETIREMENT SAVINGS PLAN
(Full Title of the Plan)
Lisa K. Kunkle, Esq.
Vice President, General Counsel and Secretary
PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio 44012
(440) 930-1000
(Name, Address and Telephone Number of Agent For Service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Shares, par value $0.01 per share	10,000,000	$2.29	$22,900,000	$899.97

(1)	Represents the maximum number of common shares of the Registrant, $0.01 par value (“Common Shares”), issuable pursuant to the PolyOne Retirement Savings Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416(c) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on February 18, 2009, within five business days prior to filing.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-23.2
EX-23.3
EX-24

     PolyOne Corporation, an Ohio corporation (the “Registrant”), hereby files this Registration Statement on Form S-8 to register an additional 10,000,000 Common Shares under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-141029) filed by the Registrant on March 2, 2007, with respect to the Plan and the DH Compounding Savings and Retirement Plan (which was merged into the Plan on December 31, 2008), including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the Registrant, with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	The Registrant’s Annual Report on Form 10-K, filed February 23, 2009;

•	Annual Report on Form 11-K for the year ended December 31, 2007, filed by the PolyOne Retirement Savings Plan on June 27, 2008;

•	The Registrant’s Current Reports on Form 8-K, filed January 22, 2009 and February 5, 2009; and

•	The description of the Registrant’s Common Shares contained in the registration statement on Form 8-A filed August 31, 2000, including any subsequently filed amendments and reports updating such description.
     The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of its current reports on Form 8-K unless, and except to the extent, specified in such reports.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.

Exhibit Number	Description

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.3	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.

24	Power of Attorney.
[Signatures on following page]

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, State of Ohio on February 24, 2009.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle Lisa K. Kunkle
Vice President, General Counsel and
Secretary
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 24, 2009	*
Stephen D. Newlin
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Date: February 24, 2009	/s/ Robert M. Patterson
Robert M. Patterson
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 24, 2009	*

J. Douglas Campbell
Director

Date: February 24, 2009	*

Carol A. Cartwright
Director

Date: February 24, 2009	*

Gale Duff-Bloom
Director

Date: February 24, 2009	*

Richard H. Fearon
Director

Date: February 24, 2009	*

Robert A. Garda
Director

Date: February 24, 2009	*

Gordon D. Harnett
Director

Date: February 24, 2009	*

Richard A. Lorraine
Director

Date: February 24, 2009	*

Edward J. Mooney
Director

Date: February 24, 2009	*

William H. Powell
Director

Date: February 24, 2009	*

Farah M. Walters
Director

*	This registration statement has been signed on behalf of the above officers and directors by Lisa K. Kunkle, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: February 24, 2009	By:	/s/ Lisa K. Kunkle Lisa K. Kunkle
Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, State of Ohio, on February 24, 2009.

POLYONE RETIREMENT SAVINGS PLAN
By:	PolyOne Retirement Plan Committee

By:	/s/ Robert M. Patterson Robert M. Patterson
Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.3	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.

24	Power of Attorney.